SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                    ----------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

                         Date of Report - June 22, 2004
                        (Date of earliest event reported)

                          METROLOGIC INSTRUMENTS, INC.
             (Exact name of Registrant as specified in its charter)



               New Jersey                0-24172             22-1866172
        (State of incorporation) (Commission file number) (IRS employer identification number)

                  90 Coles Road, Blackwood, New Jersey, 08012
               (Address of principal executive offices, zip code)

                            Area Code (856) 228-8100
                               (Telephone number)

Item 5.           Other Events and Regulation FD Disclosure

     Metrologic Instruments, Inc. (the "Company") today announced the resignation of C. Harry Knowles as Chief Executive Officer and President of the Company. The Board of Directors has elected Benny Noens to fill the positions of Chief Executive Officer and President of the Company and has elected Mr. Noens to the Board of Directors. Mr. Noens will serve on the Board of Directors as a member whose term expires at the Company's 2005 Annual Meeting of Stockholders. Mr. Knowles will remain Chairman of the Board of Directors.

     Mr. Noens has been employed by the Company since 1991, most recently as the Senior Vice President of Metrologic Europe, Middle East and Africa. The Company intends to enter into an employment agreement with Mr. Noens. The Company will file an amendment to this Current Report on Form 8-K disclosing the material terms of that agreement, within four business days after the execution of such employment agreement.

     A copy of the Company's press release announcing the above mentioned management changes is attached at Exhibit 99.1 and is incorporated herein by reference.

Item 7.         Financial Statements and Exhibits.

                (c)     Exhibits

                99.1    Metrologic Instruments, Inc. press release dated
                        June 22, 2004 announcing the resignation of
                        C. Harry Knowles as Chief Executive Officer and President and the election of Benny Noens as Chief Executive Officer and President of the Company as well as his appointment to the Board of Directors.






                                   SIGNATURES

                  Pursuant to requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  June 22, 2004                       Metrologic Instruments, Inc.


                                             By:      /s/ Kevin J. Bratton
                                                      Kevin J. Bratton
                                                      Chief Financial Officer

                          METROLOGIC INSTRUMENTS, INC.
                           CURRENT REPORT ON FORM 8-K

                                  EXHIBIT INDEX

Exhibit
No. Page


99.1           Metrologic Instruments, Inc. press release dated         4
               June 22, 2004 announcing the resignation of
               C. Harry Knowles as Chief Executive Officer and
               President and the election of Benny Noens as Chief Executive Officer and President of the Company as well as his appointment to the Board of Directors.

EXHIBIT 99.1


Corporate Headquarters
Metrologic Instruments, Inc.
90 Coles Road
Blackwood, NJ 08012-4638                          [COMPANY LOGO]
Tel   856.228.8100
Fax   856.228.6673 (sales)
Fax   856.228-0653 (finance/legal)
www.metrologic.com


              Metrologic Names Benny Noens as New CEO and President
              C. Harry Knowles to Continue as Metrologic's Chairman

Blackwood, New Jersey - June 22, 2004 -- Metrologic Instruments, Inc. (NASDAQ-NMS:MTLG), experts in optical image capture and processing solutions that design, manufacture and market sophisticated imaging and scanning solutions for a variety of applications, today announced the promotion of Benny Noens to the position of Chief Executive Officer and President of Metrologic effective immediately. Mr. Noens, who will also join Metrologic's Board of Directors, succeeds C. Harry Knowles, who founded Metrologic in 1968. Mr. Knowles will continue to serve as Chairman of the Board.

Mr. Knowles said, "This 'changing of the guard' is a part of Metrologic's long range strategy of building a solid basis for the Company's continued growth. Benny's promotion provides Metrologic with a new generation of leadership that we feel will continue our expansion of market share, markets, and sales and profits. Benny was selected from a talented group of excellent senior management. His proven record of intelligent leadership, integrity, sales growth in Europe and his handling of strategic acquisitions are impressive. I am both proud of Benny and confident in leaving our 36-year legacy under his leadership."

Mr. Noens, a 13-year Metrologic executive, stated, "I am gratified with the confidence the Board and management of Metrologic has placed in me. My top priority is to continue the vision that Harry started over 36 years ago. Under his leadership, Metrologic has grown into the strong company it is today. He has built an outstanding management team, which will continue to run the daily operations. This is an exciting time at Metrologic and within the industry. Over the last several years, we have been able to achieve substantial growth in sales and profits while expanding our addressable markets and growing our market share. The majority of our growth has come organically. Our strength in engineering has led to new products, significant cost reductions and the expansion of our patent portfolio. Throughout this period of growth, our focus has been and will continue to be the customer. We will continue to attempt to meet their needs and surpass their expectations, by delivering quality products, offering outstanding service, and providing the best value in the industry."

During his tenure at Metrologic, Mr. Noens has held several senior management positions within the organization, including his most recent appointment to the position of Senior Vice President, EMEA Sales. Mr. Noens has also served as the Managing Director of Metrologic Instruments GmbH, the Company's subsidiary in Germany, since 1994. Under Mr. Noens' direction, sales in the EMEA region have grown from approximately $3.5 million in 1991 to nearly $56 million in 2003. Mr. Noens has assembled a knowledgeable and experienced management team and built a successful sales organization in Europe, including the addition of subsidiaries in France, Spain, the United Kingdom, Italy, and the newest addition, Poland, which will open its doors early next month.

Prior to joining Metrologic, Mr. Noens worked from 1980 to 1991 with Data General Corporation, where he served in Latin America as Marketing and Distribution Manager. Prior to his employment at Data General, Mr. Noens managed a division of C.T. Janer Co., an import/export company located in Rio de Janeiro, Brazil.

About Metrologic
Metrologic designs, manufactures and markets bar code scanning and high-speed automated data capture systems solutions using laser, holographic and vision-based technologies. Metrologic offers expertise in 1D and 2D bar code reading, portable data collection, optical character recognition, image lift, and parcel dimensioning and singulation detection for customers in retail, commercial, manufacturing, transportation and logistics, and postal and parcel delivery industries. In addition to its extensive line of bar code scanning and vision system equipment, the company also provides laser beam delivery and control systems to semi-conductor and fiber optic manufacturers, as well as a variety of highly sophisticated optical systems. Metrologic products are sold in more than 110 countries worldwide through Metrologic's sales, service and distribution offices located in North and South America, Europe and Asia.

Forward-Looking Statement
Forward-looking statements contained in this release are highly dependent upon a variety of important factors which would cause actual results to differ materially from those reflected in such forward looking statements. Specifically, the factors that could cause actual results to differ from expectations include Mr. Noens success in continuing to achieve growth of the company's sales and profits. When used in this release and documents referenced, the words "believes", "expects", "may", "should", "seeks", or "anticipates", and similar expressions as they relate to Metrologic or its management are intended to identify such forward-looking statements. For additional factors, please see Metrologic's reports filed with the Securities and Exchange Commission.

Metrologic's Contact for Investor Relations:
Dale Fischer - Vice President of International Sales
Phone: (856) 228-8100
Email: d.fischer@metrologic.com